                                                                    EXHIBIT 10.1

                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                     EASTERN ENVIRONMENTAL SERVICES, INC.

                                      AND

                              THE SHAREHOLDERS OF

                            ALL WASTE SYSTEMS, INC.

                             ARB ENTERPRISES, INC.

                           NORTHERN RECYCLING, INC.

                                      AND

                           ALL WASTE RECYCLING, INC.



                                 JUNE 8, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
RECITALS..................................................................   1

ARTICLE I - CLOSING.......................................................   1

ARTICLE II - TITLE........................................................   4

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS...................   4

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EASTERN....................  14

ARTICLE V - ADDITIONAL AGREEMENTS OF SELLERS..............................  15

ARTICLE VI - ADDITIONAL AGREEMENTS OF EASTERN.............................  19

ARTICLE VII - CONDITIONS OF EASTERN.......................................  21

ARTICLE VIII - CONDITIONS OF SELLERS......................................  22

ARTICLE IX - INDEMNIFICATION..............................................  23

ARTICLE X - OTHER PROVISIONS..............................................  26

                         SECTION OF DISCLOSURE SCHEDULE

ATTACHED TO THIS AGREEMENT

1.7(b)         Opinion of Eastern Counsel
1.7(d)         Opinion of Sellers Counsel
1.7(e)         Release
1.7(g)         Noncompetition Agreement

ATTACHED AS PART OF DISCLOSURE BINDER

1.3(a)         Company Debt
1.3(b)         Capital Structure; Share Allocation
2.1(a)         Depot Property Description
2.1(b)         Truck Parking Parcel Property Description
2.3(i)         Depot Permitted Exceptions
2.3(ii)        Truck Parcel Permitted Exceptions
3.1            Subsidiaries
3.3            Contracts, Permits, Mortgages and Material Documents
3.4(b)         Rolling Stock
3.4(c)         Trailers
3.4(g)         Rear and Front Load Containers
3.5            Customer List
3.6            Real Property Interests
3.6(a)         Exceptions to governmental compliance
3.6(b)         Exceptions to lawful use of the Real Property
3.6(c)         Exceptions to conduct in compliance with Applicable laws
3.6(e)         Litigation or administrative proceedings for environmental violations
3.6(f)         Definition of "Hazardous Materials" and Environmental Conditions
3.6(h)         Wetlands
3.6(i)         Mechanic's liens
3.6(k)         Exceptions to proceedings which would affect use of the Real
               Property
3.7            Adverse Changes
3.8(a)(iii)    Liabilities not in Ordinary Course of Business
3.8(b)         Uncollectable Account Receivables
3.9            Fiscal Condition of Companies
3.9(d)         Expenditures
3.9(f)         Bonuses
3.9(g)         Loans
3.10           Tax Status of Companies
3.11           Insurance Policies, Performance Bonds and Letters of Credit
3.12(a)        Contracts with Employees
3.12(b)        Employees

3.12(c)        Benefit Plans
3.13(a)        Violations of federal, state or local laws or regulations
3.13(b)        Environmental Violations
3.13(c)        Landfills and Disposal Facilities
3.13(e)        Violation of Laws by Officers
3.13(f)        List and Synopsis of All Litigation
3.15           Required Consents
3.18           Related Party Transactions
7.8            Lock-Up Agreement
8.7            Employment Agreement

                           STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made and entered into on June 8, 1998, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Eastern"), on one part, and Kitellen Milo, Frank J. Celli, Jr., and Joseph Milo (collectively, the "Sellers" and individually, a "Seller")), on the other part.

                                   RECITALS

     Eastern is a waste services company engaged in the collection, transportation and disposal of residential, commercial and industrial waste in several eastern, southern, and midwestern states. All Waste Systems, Inc., ARB Enterprises, Inc., Northern Recycling, Inc., and All Waste Recycling, Inc. (collectively, the "Companies") are waste services companies engaged in the collection, recycling, transfer and disposal of residential, commercial and industrial waste in New York State. Sellers own all of the issued and outstanding shares of the Companies ("Company Shares"). For purposes of this Agreement, Eastern is sometimes hereinafter referred to as "Purchaser."

     In accordance with the provisions of this Agreement, Sellers desire to sell all of the outstanding shares of stock of the Companies to Eastern in exchange for common stock of Eastern, all on the terms contained herein. The parties intend that the transactions contemplated hereby qualify as a reorganization, within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and be treated as a "pooling of interests" for accounting purposes.

     Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. For purposes of identification, the Disclosure Binder has been identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder. Notwithstanding anything herein to the contrary, this Agreement may be executed without any Schedules attached hereto and if so executed shall be valid and binding without regard to the contemplated Schedules. Any Schedules not attached will be prepared by the Sellers, except for Schedules 1.7(b), 1.7(d), 1.7(e), 1.7(g), 7.8 and 8.7, which will be prepared by Eastern. All Schedules will be prepared and delivered to the other party for review no later than ten days prior to Closing.

                                   ARTICLE I
                           CONSIDERATION AND CLOSING
                           -------------------------

     SECTION 1.1  Incorporation of Recitals and Preamble.  The recitals and
                  --------------------------------------
preamble set forth above are incorporated herein by reference and are a part of this Agreement.

     SECTION 1.2  Time and Place for Closing.  Closing under this Agreement
                  --------------------------
shall take place within fifteen days after the conditions set forth in Article VII and Article VIII being satisfied or waived, time being of the essence, at the offices of Eastern, 1000 Crawford Place, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by mutual consent of the Purchaser and Sellers.

     SECTION 1.3  Agreement to Sell Stock of Companies; Consideration.
                  ---------------------------------------------------

     (a) At the Closing, each of the Sellers agrees to sell, transfer and deliver to Purchaser all of the Company Shares owned by such Seller, as applicable, and Purchaser shall deliver to Sellers shares of the common stock of Purchaser having a value of $64,863,314 (the "EESI Stock"), subject to adjustment as provided herein in this Section 1.3, each share being valued at the closing price of the common stock on the Nasdaq Stock Market on the date of this Agreement ("Per Share Value"). The value of the EESI Stock to be delivered to Sellers shall be reduced, dollar for dollar, by the amount of all of the balance sheet liabilities of the Companies as of the Closing Date ("Company Debt"). The Company Debt as of the date of this Agreement is listed by creditor on Schedule 1.3(a) attached. On May 26, 1998, the Companies closed the acquisition of additional collection routes ("New Routes"). If at Closing the New Routes have gross annual revenues of at least $360,000 for the twelve months prior to the Closing Date, the value of the EESI Stock to be delivered to Sellers shall be increased by $1,300,000.

     (b) The EESI Stock shall be allocated between the Companies as set forth on
Schedule 1.3(b). The Sellers shall receive the shares of EESI Stock as allocated among the Companies and in the same proportions that the Sellers own shares in each of the Companies, as set forth on Schedule 1.3(b).

     SECTION 1.4  Closing.  Following execution of this Agreement, Purchaser and
                  -------
Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within fifteen (15) days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived, time being of the essence. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, in addition to, and not in limitation of, any other rights and remedies available to the Purchaser under this Agreement, or at law or in equity, including, without limitation an action to recover their actual damages resulting from the default of Sellers. If the failure to conclude this transaction is due to the refusal and failure of Purchaser to perform its obligations under this Agreement, Sellers may seek to enforce this Agreement with an action of specific performance, in addition to and not in limitation of any other rights and remedies available to the Sellers under this Agreement, or at law or in equity, including without limitation an action to recover their actual damages resulting from the default of Purchaser.

     SECTION 1.5  Termination.  This Agreement and the transactions contemplated
                  -----------
hereby may be terminated at any time prior to the Closing Date:

     (a)  by mutual written agreement of Eastern and Sellers;

     (b) by Eastern within the latter of thirty (30) days after the date of this Agreement or five (5) days after all Schedules to be prepared by Sellers are delivered to Eastern, if Eastern is not satisfied, in its sole discretion, with the due diligence it has conducted on the Companies;

     (c) by Eastern or Sellers, in the event the other makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement which is not cured within fifteen (15) days after notice is received; or

     (d) by Eastern or Sellers, if the Closing shall not have occurred by July 15, 1998, or such other date as may be agreed to by all of the parties hereto in writing, due to the non-fulfillment of a condition precedent to such party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party).

     In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 1.5, Section 10.1, Section 10.2 and Section 10.16 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement. If this Agreement is terminated, all due diligence and other documentation delivered to Eastern by the Companies and Sellers shall be returned promptly to the Sellers.

       SECTION 1.6  Deliveries by Eastern.  At the Closing,  Eastern shall
       -----------  ---------------------
deliver or cause to be delivered, all duly and properly executed, authorized and issued (where applicable):

     (a) Certificates representing the EESI Stock, as provided in Section 1.3 above;

     (b) A favorable opinion from counsel for Eastern, dated the Closing Date, in the form attached as Schedule 1.6(b); and

     (c) A copy of resolutions of the directors of Eastern certified by its secretary authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation and performance of the transactions contemplated herein and therein.

     SECTION 1.7  Deliveries by Sellers.  At the Closing, Sellers shall deliver
                  ----------------------
to Eastern or cause to be delivered, all duly and properly executed, authorized and issued (where applicable) the following:

     (a) Certificates in valid form evidencing all of the Company Shares owned by each Seller, each duly endorsed in blank or accompanied by a duly executed stock power attached or otherwise executed in the presence of authorized representatives of Purchaser;

     (b) Except as may be otherwise required by Eastern, the written resignations of all officers and directors of the Companies as of the time of Closing;

     (c) A current certificate of good standing for each of the Companies from each applicable jurisdiction of incorporation and admission, together with a copy of all charter documents of each of the Companies certified by the secretary of state of each applicable state of incorporation;

     (d) An opinion from counsel for Sellers, dated the Closing Date, in form attached as Schedule 1.7(d);

     (e)  A release from each Seller, in a form attached as Schedule 1.7(e);

     (f) The Certificate described at Section 7.1 executed by the President of each of the Companies;

     (g) Noncompetition agreements executed by the Sellers in form and substance attached as Schedule 1.7(g); and

     (h) The books and records of the Companies, including, without limitation, all original financial and operating records, the corporate minute books and seals, the corporate stock ledgers, and all title documents.

                                  ARTICLE II

     SECTION 2.1  Real Property.  Companies own one hundred percent of two
                  --------------
parcels of real property: (a) one parcel having a street address of 95 Hartley Road ("Depot Parcel"), and (b) one parcel having a street address of 88 Hartley Road ("Truck Parking Parcel"). A legal description of the metes and bounds of the Depot Parcel and the Parking Parcel, respectively, are attached as Schedule 2.1(a) and Schedule 2.1(b). The Depot Parcel and the Truck Parking Parcel are referred to hereinafter collectively as the Real Property. For purposes of this Agreement, "Real Property" shall also include: (i) all of Companies' right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of Companies' right, title and interest in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Real Property, (iii) all of Companies' right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which Companies may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Real Property or any other right, title or interest to be sold hereunder or any part thereof, and
(iv) all of Companies' right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, reports, etc., if any, presently existing or hereafter prepared, with respect to the Real Property.

     SECTION 2.2  Owners Title Policy.  At Closing, Companies shall possess,
                  -------------------
with respect to the Real Property, an extended coverage owners policy of title insurance from a title company acceptable to Purchasers (the "Title Company"), dated as of the Closing Date, in the amount equal to the fair market value of such real property. The title policy shall include comprehensive, access, contiguity, non-imputation and zoning endorsements, and shall insure title to the Real Property to be in fee simple in Companies, subject only to the Permitted Exceptions set forth in Section 2.3 hereof (the "Owners Policy").

     SECTION 2.3  Permitted Exceptions.  The Owners Policy shall insure
                  --------------------
Companies' interest in the Real Property to be free and clear of all encumbrances and exceptions whatsoever except: (i) as to the Depot Parcel those listed on Schedule 2.3(i) attached hereto ("Depot Permitted Exceptions"), and
(ii) as to the Truck Parking Parcel those listed on Schedule 2.3(ii) attached hereto ("Truck Parcel Permitted Exceptions").

     SECTION 2.4  Survey.  Sellers shall furnish Purchasers with separate
                  ------
surveys relating to the Real Property that are sufficiently current that the Title Company shall not include a survey exception in the Owner's Policy. If Sellers do not have such a survey available, Purchaser, at its election, may have a survey of the Real Property made at its expense. Sellers will cooperate and aid Purchaser's surveyor in preparing any survey commissioned by Purchaser.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     With knowledge that Eastern is relying upon the representations, warranties and covenants herein contained, Sellers each represent and warrant to Eastern and make the following covenants for Eastern's benefit. When the phrase "to Sellers' knowledge" or any equivalent phrase is used in this Agreement, the phrase shall mean the actual knowledge of any Seller or the information and/or knowledge any Seller who is or was a director or officer or employee of any Company would actually possess, solely with respect to such Company, had such Seller acted with reasonable diligence in the conduct of his or her duties as an officer or director or employee.

     SECTION 3.1  Organization and Standing.  The Companies are corporations
                  -------------------------
duly organized, validly existing and in good standing under the laws of the state of their incorporation, with full power and authority to own their properties and conduct their businesses as now being conducted. Except as listed in Schedule 3.1, the Companies do not own any stock or interest in any other corporation, partnership, or other business organization. Sellers own all of the outstanding securities issued by the Companies, as set forth on Schedule 1.3(b).

     SECTION 3.2 Securities.  The Companies have the authorized and outstanding
                 ----------
securities set forth on Schedule 1.3(b). All outstanding shares of stock are legally and validly authorized and issued, fully-paid and nonassessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock of the Companies, except as set forth on Schedule 1.3(b).

     SECTION 3.3  Contracts, Permits and Material Documents.  The items listed
                  -----------------------------------------
in Schedule 3.3 attached hereto are all of the following ("Material Documents") with respect to the Companies which provide a benefit or imposes a detriment of a value of $25,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Companies are bound or under which any of the Companies are the beneficiary, (v) collective bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos, (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the business of the Companies, (viii) all surety bonds, closure bonds or any other obligation which the Companies have liability for with respect to their operations and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on any of the Companies or any of their property and pursuant to which the Companies derive a benefit or incur a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for each of the Companies and under subheadings for each of the different type of documents listed. Except as set forth on Schedule 3.3, neither the Companies nor any person or party to any of the Material Documents or bound thereby is in material default under any of the Material Documents, and, to the knowledge of Sellers, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Companies are not a party to, and none of Companies' properties are bound by, any agreement or instrument which is material to the continued conduct of business operations of the Companies, as now being conducted, except as listed in Schedule 3.3.

     SECTION 3.4  Personal Property.  All items of personal property used in the
                  ------------------
business of the Companies (the "Business") are listed on the schedules set forth below, are owned by the Companies by good and marketable title free of all liens, other than the Company Debt, and are now and at closing will be in good condition, normal wear and tear excepted, and except as noted on the applicable Schedule.

     (a) All furniture, office equipment, computer equipment, and radio equipment used in the Business, all of which are owned by the Companies, except as noted on Schedule 3.4(a);

     (b) All rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments to the rolling stock used in the Business together with information as to the make, description of body and chassis, model number, vehicle identification or serial number, and year of each such vehicle, all of which are owned by the Companies, except as noted on Schedule 3.4(b);

     (c) All rolloff containers used in the Business together with information as to container size, all of which are owned by the Companies, except as noted on Schedule 3.4(c);

     (d) All balers, scales, compactors, extruders and other equipment used at the transfer station operated by the Companies and/or used in the Business and having a fair market value of $15,000 or greater, all of which are owned by the Companies, except as noted on Schedule 3.4(d);

     (e) All of the inventory of parts, tires and accessories used in the Business;

     (f) All of the shop tools used in the Business, except for shop tools owned by employees; and

     (g) All rear load and front load containers used in the Business, all of which are owned by the Companies, except as noted on Schedule 3.4(g).

Sellers represent and warrant that, in the aggregate, the personal property of the Companies is sufficient for the Companies to carry on the Business as previously conducted, and that the personal property is all in operable condition, except as noted to the contrary on Schedules 3.4(a) through 3.4(d) attached.

     SECTION 3.5  Customers.  A list of customers each of the Companies serves
                  ---------
together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, is listed on Schedule 3.5 attached hereto. None of the Companies and, to Sellers' knowledge, no other person or party to any of the customer contracts is in material default under any of the customer contracts, and to Sellers' knowledge no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. Except as set forth on Schedule 3.5, the purchase of the Companies by Eastern will not create a default under any customer contract.

     SECTION 3.6  Real Property.  The Companies have never owned, leased or
                  -------------
otherwise occupied, had an interest in or operated any real property other than the Real Property, except as listed on Schedule 3.6 attached hereto and incorporated herein by reference. Companies have good, marketable and insurable title to the Real Property except for the Depot Permitted Exceptions and the Truck Parcel Permitted Exceptions.

     (a) In all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Business thereon has been, licensed, permitted and authorized for the operation of such Business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting or otherwise applicable to the protection of the environment, the Real Property and the conduct of the Business thereon (collectively, the "Applicable Laws").

     (b) Except as set forth in Schedule 3.6(b) attached hereto and incorporated herein by reference, the Real Property is legally usable for its current uses, and the Real Property can be used by the Purchaser after the Closing to operate the Business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

     (c) Except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Real Property, whether by Sellers or by third parties, are now being conducted and, to the Sellers' knowledge, have always been conducted in compliance with all Applicable Laws.

     (d) The Sellers shall make available on Purchaser's reasonable request all engineering, geologic, environmental and other similar reports, documentation and maps relating to the Real Property in the possession or control of the Sellers or their consultants or employed professional firms.

     (e) Except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, neither Sellers nor the Real Property now is or ever has been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

     (f) To the Sellers' knowledge, there have been no spills, leaks, deposits or other releases into the environment or onto or under the Real Property of any Hazardous Materials as defined in any Applicable Law or other material environmental conditions other than as disclosed on Schedule 3.6(f).

     (g) No party, other than the Companies, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

     (h) No portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the New York Department of Environmental Conservation whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

     (i) There are no mechanic's liens affecting the Real Property and no work has been performed on the Real Property within twelve (12) months of the date hereof for which a mechanic's lien could be filed, except as set forth in
Schedule 3.6(i) attached hereto and incorporated herein by reference.

     (j) There are no levied or pending special assessments affecting all or any part of the Real Property owed to any governmental entity and none is threatened.

     (k) There are no proceedings or amendments pending and brought by or threatened by, any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Purchaser to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(k) attached hereto and incorporated herein by reference.

     SECTION 3.7  Financial Statements.  Sellers have delivered to Eastern true
                  --------------------
and correct copies of the following financial statements of the Companies (the "Financial Statements"):

     (a) Balance sheets of the Companies as of December 31, 1995, December 31, 1996, and December 31, 1997, and a statement of income, cash flow and retained earnings for the twelve-month periods ended December 31, 1995, December 31, 1996, and December 31, 1997, all prepared on an accrual basis and compiled by the regular accountants of the Companies; and

     (b) A balance sheet as of March 31, 1998 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the three-month period ended March 31, 1998 ("Most Recent Income Statement"), with respect to the Companies, both prepared on an accrual basis internally by the Companies. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Companies. The balance sheets present fairly, in all material respects, the financial condition of the Companies as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Companies for the periods indicated thereon. Since the date of the Most Recent Balance Sheet, the Companies have not (i) made any material change in their accounting policies or (ii) effected any prior period adjustment to, or other restatement of, their financial statements for any period. The Financial Statements are consistent with the books and records of the Companies (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on
Schedule 3.7, there has not been any material adverse change in the income, expenses or assets of the Companies.

     SECTION 3.8  Liabilities; Accounts Receivable; Revenues; and Working
                  -------------------------------------------------------
Capital.
-------

     (a) The Companies do not have any liabilities, fixed or contingent, other than:

          (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP;

          (ii) accounts payable arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice; and

          (iii) the Company Debt.

     (b) Except as set forth in Schedule 3.8(b), all accounts receivable of the Companies are, and all accounts receivable arising since the date of this Agreement, will be valid and enforceable accounts receivable, and will be fully collectible in the ordinary course of business within 120 days after the Closing, less an allowance for bad debt to be agreed upon between the parties. All accounts receivable have been generated in the ordinary course of business of the Companies consistent with past practice. To Sellers' knowledge, there are no defenses or set-offs to any of the accounts receivable. At Closing, the cash and accounts receivable of the Companies on a consolidated basis, less an allowance for bad debt to be agreed upon between the parties, shall exceed the current liabilities of the Companies.

     (c) For the three months ending March 31, 1998, the Companies have net income before taxes equal to or exceeding $2,400,000, as determined in accordance with GAAP.

     (d) At Closing, the Companies on a consolidated basis shall have working capital consisting of current assets in excess of current liabilities (each determined in accordance with GAAP) in an amount no less than the amount they have had on an historic basis as reflected on the Financial Statements. It is acknowledged that current assets shall include cash, cash equivalents, pre-paid expenses and accounts receivable, and current liabilities shall include accounts payable, accrued expenses, and accrued vacation pay.

     SECTION 3.9  Fiscal Condition of the Companies.  Since the date of the Most
                  ---------------------------------
Recent Balance Sheet, except as set forth in Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

     (a) Any material adverse change in the financial condition, business organization or personnel of the Companies or in the relationships of the Companies with suppliers, customers or other third parties;

     (b) Any disposition by any of the Companies of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any of the Companies of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

     (c) Any sale or other disposition of any asset owned by any of the Companies at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

     (d) Except as set forth in Section 3.9(d), any expenditure or commitment by the Companies for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices and having an acquisition price of $25,000 or less;

     (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Companies taken as a whole, except damage, destruction or loss which does not exceed $25,000 in the aggregate;

     (f) Except as set forth in Section 3.9(f), any material bonuses or increases in the compensation payable or to become payable by the Companies to any officer or key employee, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement;

     (g) Except as set forth in Section 3.9(g), any loans or advances to or by any of the Companies other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

     (h)  Any change in accounting method or practice.

     SECTION 3.10 Tax Returns.  The Companies have filed all Federal and other
                  -----------
tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Companies have no liability for taxes incurred by their operations prior to Closing, except for taxes for the current fiscal year in an amount not exceeding the reserve therefor on the Most Recent Balance Sheet. Except for All Waste Recycling, Inc., which is a Subchapter S corporation under the Internal Revenue Service Code, the Companies are Subchapter C corporations under the Internal Revenue Service Code. Shareholders warrant that they will pay with their own funds any and all federal, state and local taxes due and payable by the Companies with respect to all periods prior to the Closing, to the extent such taxes exceed the reserves for taxes established on the Companies' Most Recent Balance Sheet, including, without limiting the generality of the foregoing, all federal, state and local income, sales, use, payroll, franchise, excise and property taxes. The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Companies have filed or timely extended the time for filing and will file, in a timely manner, all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof and as of the Closing shall have filed in a timely manner all such returns due for all periods ended on or before the Closing Date. No federal, state, local or other tax returns or reports filed by the Companies (whether filed prior to, on, or after the date hereof), will result in any taxes, assessments, fees or other governmental charges in excess of the amounts reserved for on the Most Recent Balance Sheet. The Companies have duly withheld and collected all taxes which the Companies are required to withhold or collect by law, have paid over to the proper authorities all such amounts required to be paid, and have in reserve all amounts so withheld or collected which have not yet been required to be paid. No taxing authority has asserted any deficiency for any prior tax period of the Companies, and the Sellers are not aware of any facts which would constitute the basis for the assertion of such a deficiency.

     SECTION 3.11  Policies of Insurance.  All insurance policies, performance
                   ---------------------
bonds, and letters of credit insuring the Companies or which the Companies have had issued and which have not expired are listed on Schedule 3.11 attached hereto. Schedule 3.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. All current insurance policies, performance bonds and letters of credits of the Companies are in force and effect and the premiums thereon are not delinquent. Except as set forth in Schedule 3.11, the Companies have not received any notification from any insurance carrier denying or disputing any claim made by any of the Companies or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim.
The Companies have no claim against any of their insurance carriers under any of policies insuring them pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

     SECTION 3.12 Employees, Pensions, and ERISA.
                  ------------------------------

     (a) The Companies do not have any contract of employment with any officer or other employee, except as listed on Schedule 3.12(a).

     (b) Except as set forth on Schedule 3.12(b), no employee of the Companies is represented by any union. A list of the name, address and social security number and current rate of compensation of each of the Companies' employees and capacity in which each person is employed is set forth on Schedule 3.12(b). There is no pending or, to Sellers' knowledge, threatened dispute between any of the Companies and any of its employees which might materially and adversely affect the continuance of the business operations of the Companies.

     (c) Attached hereto made a part hereof and marked Schedule 3.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by any of the Companies (whether or not they are now terminated) or to which any of the Companies currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions ("Plans"), whether or not the Plans are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Companies.

     (d) The Sellers have delivered to Eastern (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

     (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Except as set forth in the Disclosure Schedule, nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

     (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

     (g) There is no matter, action, audit, suit or claim pending or, to Sellers' knowledge threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

     (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

     (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

     SECTION 3.13  Legality of Operation.  In regard to the Companies:
                   ---------------------

     (a) Except as disclosed in Schedule 3.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined in Section 3.13(b) below, the Companies are in substantial compliance with all federal, state and local laws, rules and regulations including, without limitation, the following laws: land use or zoning laws; payroll, employment, labor, interstate commerce, transportation or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act (collectively, "Law"). Except as disclosed in Schedule 3.13(a), the Companies are in substantial compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to any of their property and operations, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law there are no claims, actions, suits, investigations or proceedings pending, or to Sellers' knowledge threatened against or affecting any of the Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in any adverse change in the financial condition or business of the Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in
Schedule 3.13(a), the Companies have received no notification of any past or present failure by any of the Companies to comply with any Law applicable to it or its assets.

     (b) Except as disclosed in Schedule 3.13(b) to this Agreement, the Companies are in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any hazardous or non-hazardous waste materials from any source ("Environmental Law"). Except as disclosed in Schedule 3.13(b), with respect to any Environmental Law, the Companies are in compliance with all permits, licenses, and orders related thereto or issued thereunder, as are or may be applicable to the property and operations of the Companies, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except as set forth on Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending or to Sellers' knowledge threatened against or affecting the Companies, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition or business of the Companies or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as set forth on Schedule 3.13(b), the Companies have not transported, stored, treated or disposed of, nor to Sellers' knowledge have the Companies allowed any third persons, on their behalf, to transport, store, treat or dispose of waste to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor have the Companies performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in any liability for contamination of the environment; and the Companies have not disposed of, nor have the Companies knowingly allowed third parties to dispose of waste upon property owned or leased by the Companies other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Companies have not received any notification of any past or present failure by the Companies to comply with any Environmental Law applicable to their operations or their assets. Without limiting the generality of the foregoing, except as set forth in Schedule 3.13(b), the Companies have not received any notification (including requests for information directed to the Companies or an owner thereof) from any governmental agency asserting that any of the Companies is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Companies have not received any hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state
                                   -- ---
statute in quantities which would require remediation or abatement.

     (c) Schedule 3.13(c) lists all landfills to which Companies have delivered waste in the past ten years. Except as set forth on Schedule 3.13 (c), the Companies have never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. To the knowledge of Sellers, the Companies have obtained and maintained, when required to do so under applicable Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and/or transported by the Companies. To the Sellers' knowledge, no employee, contractor or agent of the Companies has, in the course and scope of employment with the Companies, been harmed by exposure to hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Companies under CERCLA, any comparable New York State statute or other applicable Environmental Law, and to Sellers' knowledge no facts or circumstances exist which would give rise to the same.

     (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past three years and all outstanding unremedied notices of violations issued to the Companies by any federal, state or local regulatory agency.

     (e) Except as set forth in Schedule 3.13(e), to Sellers' knowledge, no employee, officer, director, or shareholder of the Companies is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

     (f) All pending or to Sellers' knowledge threatened litigation and administrative or judicial proceedings involving the Companies, or their assets or liabilities, are set forth on Schedule 3.13(f) attached, together with a description of each such proceeding.

     SECTION 3.14  Corrupt Practices.  Since the Sellers' assumption of control
                   -----------------
of the Companies, the Companies have not made, offered or agreed to offer anything of value to any employees of any customers of the Companies (except in conformity with Law) for the purpose of attracting business to any of the Companies or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor have the Companies otherwise taken any action which would cause them to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

     SECTION 3.15  Legal Compliance.  Sellers have the right, power, legal
                   ----------------
capacity and authority to enter into, and perform each of their obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons, business or governmental units are necessary to be obtained by Sellers or the Companies in connection with the transactions, filings with or notices to, contemplated by this Agreement. Except as disclosed in Schedule 3.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

     (a) Any charter, by-law, agreement or other document to which the Companies are a party or by which the Companies or any of their properties are bound, including, without limitation, any agreement by or between any shareholder of any Company; or

     (b) Any decree, order or rule of any court or governmental authority which is binding on any of the Companies or on any property of the Companies; or

     (c) Any permit, certificate or license issued by any governmental authority under which any of the Companies operate or pursuant to which any of the property of the Companies is bound; or

     (d) Any agreement to which the Companies are bound, including, without limitation, bank loan documents, agreements with customers or suppliers and leases for equipment.

     SECTION 3.16  Transaction Intermediaries.  Except as disclosed in Schedule
                   --------------------------
3.16, Sellers have no agreement or understanding with any agent, broker, financial advisor or other person acting pursuant to the express authority of any of the Companies with respect to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

     SECTION 3.17  Intellectual Property.  To Sellers' knowledge, the Companies
                   ---------------------
have not infringed, and are not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Companies. The Companies own or have legally licensed all computer software used in connection with their business and have not infringed, and are not now infringing, on the rights of any third parties by their use of computer software.

     SECTION 3.18  Competition.  Except as set forth on Schedule 3.18, no Seller
                   -----------
or salaried officer of any Company, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of the Companies within the geographical area in which the Companies currently conduct business, or an interest in any supplier or customer of the Companies or in any person from whom or to whom the Companies lease any real or personal property, or in any other person with whom the Companies are doing business. Excluded from the scope of this Section 3.18 is any ownership of stock in a publicly traded entity.

     SECTION 3.19  Pooling Requirements.  The Sellers do not own any waste
                   --------------------
collection or transfer businesses other than the Companies and the Real Property. For the twenty-four month period ending on the date of this Agreement, there has been no change of ownership of the Company Shares except as listed on Schedule 1.3(e). Except as listed on Schedule 1.3(e), there will be no change in the Ownership of the Company Shares from the date of this Agreement to the Closing Date. During the most recent twenty-four calendar months prior to the date of this Agreement, the Companies have not paid any dividends or distributions to their shareholders other than dividends and distributions consistent in amount and kind to the dividends and distributions paid by the Companies during the three-year period immediately preceding the twenty-four-month period.

     SECTION 3.20  Disclosure.  The representations and warranties of Sellers
                   ----------
contained in this Agreement, or in any Schedule or other document delivered by Sellers pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Sellers become aware of any inaccuracy or misrepresentation or omission in any of the Schedules, they shall immediately advise Eastern in writing of the inaccuracy, misrepresentation or omission.


                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF EASTERN
                   -----------------------------------------

     With knowledge that Sellers are relying upon the representations, warranties and covenants contained herein, Eastern represents and warrants to Sellers and makes the following covenants for Sellers' benefit.

     SECTION 4.1  Organization and Existence. Eastern is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Eastern has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

     SECTION 4.2  Authority Relative to this Agreement. The execution, delivery
                  ------------------------------------
and performance of this Agreement and the Collateral Documents by Eastern has been duly authorized and approved by the Board of Directors of Eastern. No further corporate action is necessary on the part of Eastern to consummate this Agreement and the Collateral Documents in accordance with their terms. Eastern has full authority to enter into and perform its obligations under this Agreement and the Collateral Documents, and neither the execution, delivery nor performance by Eastern of this Agreement or the Collateral Documents will (i) result in a violation or breach of any term or provision nor constitute a default under the certificate of incorporation or bylaws of Eastern or under any contract or agreement to which Eastern is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Eastern is a party or by which it or its properties is bound.

     SECTION 4.3  Commission Filings. Eastern has delivered to Sellers current
                  ------------------
(for the quarter ending March 31, 1998) and all historical filings made by Eastern on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending June 30, 1997 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Eastern's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading.

     SECTION 4.4  Issued Common Stock.  The EESI Stock to be issued pursuant to
                  -------------------
this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and nonassessable. At Closing, the EESI Stock shall be registered pursuant to a "shelf registration" on Form S-4 or other appropriate form if Form S-4 is not available under Rule

415 of the Act.

     SECTION 4.5 Transaction Intermediaries.  Eastern has no agreement or
                 --------------------------
understanding with any agent, broker, financial advisor or other person acting pursuant to the express authority of Eastern with respect to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                ADDITIONAL AGREEMENTS OF THE PARTIES AND SELLERS
                ------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 5.1  Plan of Reorganization.  This Agreement contemplates the
                  ----------------------
acquisition of all the outstanding stock of the Companies solely in exchange for voting stock of Eastern in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code, and shall constitute a "plan of reorganization" within the meaning of the Code. The parties hereto agree to take no action inconsistent with the treatment of such exchange as a reorganization under Code Section 368(a)(1)(B) and to comply with all IRS filing and other requirements for such exchange. Eastern and Sellers agree that a material factor in their execution of this Agreement is that the transactions contemplated by this Agreement shall constitute a "plan of reorganization" within the meaning of the Code. If for any reason a provision in this Agreement would prevent the transaction from qualifying as a reorganization within the meaning of the Code, the parties agree to negotiate in good faith to modify the Agreement so the transaction can qualify as a reorganization, as long as the economics of the transaction are not materially changed for any of the parties hereto.

     SECTION 5.2  Pooling Restrictions.  Eastern and Sellers have agreed that a
                  --------------------
material factor in their execution of this Agreement is that the transactions contemplated by this Agreement be treated as a "pooling of interests" for accounting purposes. If for any reason a provision in this Agreement would prevent the transaction from being accounted for as a "pooling of interests," the parties agree to negotiate in good faith to modify the Agreement so the transaction can be accounted for as a "pooling of interests" while maintaining materially the same financial terms for all of the parties hereto. Notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Eastern of consolidated financial results which include results of combined operations of the Companies and Eastern for at least 30 days on a consolidated basis following the Closing Date, Sellers shall not sell or otherwise transfer or dispose of, or in any way reduce their risk relative to, any shares of the EESI Stock received by Sellers (including by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Eastern agrees that such consolidated financial results shall be published and disseminated no later than 135 days after the Closing Date. The Securities Exchange Commission ("SEC") has issued Accounting Series Release Nos. 130 and 135, as amended (collectively, the "ASRs"), setting forth certain restrictions applicable to the availability of "pooling-of-interests" accounting treatment in transactions of the type contemplated by this Agreement. Sellers therefore covenant and agree with Eastern to hold the EESI Stock and to comply with the ASRs until the requirements of the ASRs have been met. In addition, the certificates evidencing the EESI Stock to be received by Sellers will bear a legend substantially in the form set forth below:

     "The shares represented by this certificate may not be sold, transferred or assigned, and Eastern Environmental Services, Inc., shall not be required to give effect to any attempted sale, transfer or assignment prior to the publication and dissemination of financial statements by Eastern Environmental Services, Inc., which include the results of at least 30 days of combined operations of Eastern Environmental Services, Inc., and the companies acquired by Eastern Environmental Services, Inc., for which these shares are issued. Upon the written request of the holder hereof directed to Eastern Environmental Services, Inc., the issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agents) when the requirements of Accounting Series Releases Nos. 130 and 135, as amended, of the Securities Exchange Commission have been met."

     SECTION 5.3  Access to Records.  Sellers will give to Eastern and its
                  -----------------
representatives, from the date hereof until the Closing Date, full access during normal business hours, upon reasonable notice, to all of the properties, books, contracts, documents and records of the Companies, and will make available to Eastern and its representatives all additional financial statements of and all information with respect to the business and affairs of the Companies that Eastern may reasonably request.

     SECTION 5.4  Continuation of Business.  Sellers will operate the businesses
                  ------------------------
of the Companies until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve its business organizations intact, to assure, to the extent possible, the availability to Eastern of the present key employees of the Companies and to preserve for Eastern the relationships of the Companies with suppliers and customers.

     SECTION 5.5  Continuation of Insurance.  Sellers will keep in existence all
                  -------------------------
policies of insurance insuring the Companies against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect.

     SECTION 5.6  Standstill Agreement.  Until the Closing Date, unless this
                  --------------------
Agreement is earlier terminated pursuant to the provisions hereof, Sellers will not, directly or indirectly, solicit offers for the shares or the assets of the Companies or for a merger or consolidation involving any of the Companies, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring any or all of the Companies by merger, consolidation or other combination or acquiring any of the Companies' assets.

     SECTION 5.7  Consents.  Sellers and Eastern shall cooperate with each other
                  --------
and use their reasonable best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the approval of the monitor appointed by the U.S. Department of Justice to oversee the Companies, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Sellers. Eastern shall pay for all filing fees required in connection with the filing of any application for consent including the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Notification").

     SECTION 5.8  Audited Financial Statements.  Before and after Closing,
                  ----------------------------
Sellers agree to cooperate with Eastern to have the Companies prepare audited balance sheets for the Companies as of December 31, 1995, December 31, 1996, and December 31, 1997, and statements of income, cash flow and retained earnings for the Companies for the twelve-month periods ended December 31, 1995, December 31, 1996, and December 31, 1997 ("Historical Financial Statements"), as rapidly as possible. Sellers' cooperation shall include, without limitation, the execution of standard representation letters requested by Eastern's auditors. Sellers shall prepare a compiled stub balance sheet and statements of income, cash flow and retained earnings for the period commencing January 1, 1998, and ending on the last day of the last calendar quarter ending prior to Closing ("Interim Financial Statements"). The Historical Financial Statements and the Interim Financial Statements shall be prepared by Ernst & Young at Eastern's cost. Sellers shall cause the Companies' usual accountants to cooperate with Ernst & Young. Eastern shall pay for the cost of the Companies' usual accountants in the preparation of the Historical Financial Statements and the Interim Financial Statements, provided Sellers cooperate at all times in their preparation.

                                  ARTICLE VI
               ADDITIONAL AGREEMENTS OF THE PARTIES AND EASTERN
               ------------------------------------------------

     The parties hereto covenant and agree with the other, as applicable, as follows:

     SECTION 6.1  Payment of Expenses.  Eastern will pay all expenses incurred
                  -------------------
by Eastern in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents. Sellers will pay all legal and accounting expenses incurred by Sellers and the Companies in connection with the negotiation, execution and pre-Closing performance of this Agreement and the Collateral Documents, except as set forth in Section 5.8 above.

       SECTION 6.2  Registration Rights.
       -----------  -------------------

     (a) The EESI Stock delivered at Closing will be registered under the Act for sale to the public in brokered transactions, pursuant to a "shelf registration" on Form S-4 or other appropriate form, if Form S-4 is not available under Rule 415 of the Act. At Eastern's request, the Sellers or the Companies shall provide Eastern with any information required for the completion of the registration statement or any supplements thereto. Eastern shall keep such registration statement current and effective, until such time as the shares may be sold by the Sellers at any time without restriction or pursuant to the provisions of Rule 144 or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. Eastern shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement. Notwithstanding the above, Eastern's obligation to keep the shelf registration continuously effective shall be suspended during any period that there exists material, non-public information relating to Eastern.

     (b) With respect to the EESI Stock, Eastern will furnish to the Sellers such number of prospectuses, if required, under the Act, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents as the Sellers may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Sellers.

     (c)  Eastern shall indemnify Sellers in accordance with the provisions of
Article IX from and against any and all losses, claims, damages and liabilities (collectively a "Security Liability") to which Sellers may become subject under the Act, any state securities or "blue sky" law, any other statute or at common law, insofar as such Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing, or necessary in order to make the statements therein not misleading), or
(iii) any violation or alleged violation by Eastern to which such Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, Eastern shall not be liable to Sellers if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished to Eastern by Sellers which is intended for such use; and provided further, that Eastern shall not be required to indemnify Sellers against any Security Liability which arises out of the failure of Sellers to deliver a prospectus.

     (d) All expenses incurred in effecting the registrations provided for in this Section 6.2 shall be paid by Eastern, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Eastern, underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of Eastern's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

     (e) Sellers acknowledge that Eastern must obtain the consent of Salomon Smith Barney, Inc. ("Salomon") to deliver EESI Stock from Eastern's shelf registration statement on file with the Securities and Exchange Commission. To procure Salomon's consent, Sellers will agree with Salomon, if requested by Salomon, not to sell more than one-third of the EESI Stock in brokered transactions on the Nasdaq Stock Market within one year from the Closing Date ("Lock-up Agreement"), provided that such agreement shall not restrict the Sellers' ability to pledge or hedge the EESI Stock after the restrictions set forth in Section 5.2 hereof have lapsed.

                                  ARTICLE VII
                             CONDITIONS OF EASTERN
                             ---------------------

     The obligations of Eastern to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the Closing:

     SECTION 7.1  Compliance by Sellers.  Sellers and the Companies shall have
                  ---------------------
performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Sellers and the Companies at or prior to the Closing Date. All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Eastern shall have received a Certificate duly executed by the President of each Company representing and warranting the foregoing.

     SECTION 7.2  Litigation Affecting This Transaction.  There shall be no
                  -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Companies or the business the Companies operate, which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgment of the Board of Directors of Eastern, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

     SECTION 7.3  Fiscal Condition of Business.  There shall have been no
                  ----------------------------
material adverse change in the results of operations, financial condition or business of the Companies, and the Companies shall have not suffered any material loss or damage or any of their properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

     SECTION 7.4  Opinions of Counsels.  Sellers shall have delivered to Eastern
                  --------------------
the opinions of counsels, dated the Closing Date, in the form annexed hereto as
Schedule 1.7(d).

     SECTION 7.5  Noncompetition Agreement. The Sellers shall have executed and
                  ------------------------
delivered to Eastern the Noncompetition Agreement, in the form annexed hereto as
Schedule 1.7(g), which agreement shall not prohibit Frank J. Celli, Jr., and Joseph Milo from becoming employed by Suburban Carting Corp., provided they do not solicit customers of the Business.

     SECTION 7.6 Release.  Sellers shall have executed and delivered to Eastern
                 -------
the Releases, in the form annexed hereto as Schedule 1.7(e).

     SECTION 7.7  Consents.  All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of the New York Department of Environmental Conservation to the change in control of the Companies, (ii) the consent of the Federal Trade Commission and U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the consent of the monitor appointed by the U.S. Department of Justice to oversee the Companies; (iv) the consent of the Federal District Court for the Southern District of New York; and (v) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Sellers. Eastern shall have been furnished with appropriate evidence, reasonably satisfactory to Eastern and its counsel, of the granting of such approvals, authorizations and consents.

     SECTION 7.8 Pooling Determination.  Purchaser shall have received
                 ---------------------
notification from its regular accountants that the transaction contemplated herein may be treated for accounting purposes as a "pooling of interests."

     SECTION 7.9  Underwriter's Consent.  Sellers shall have executed the Lock-
                  ---------------------
up Agreement, in the form annexed hereto as Schedule 7.8 and Eastern shall have obtained Salomon's consent to the issuance of registered shares.

                                  ARTICLE VIII
                             CONDITIONS OF SELLERS
                             ---------------------

     The obligations of Sellers to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

     SECTION 8.1 Compliance by Eastern.  Eastern shall have performed and
                 ---------------------
complied with all material obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. All representations and warranties of Eastern contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

      SECTION 8.2  Litigation Affecting This Transaction.  There shall be no
                   -------------------------------------
actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Companies or the business the Companies operate which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the reasonable judgment of Sellers, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement.

     SECTION 8.3  Material Adverse Change.  There shall not have been, and on
                  -----------------------
the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of Eastern and its subsidiaries taken as a whole.

     SECTION 8.4  Opinion of Counsel.  Eastern shall have delivered to Sellers
                  ------------------
the opinion of counsel to Eastern, dated the Closing Date, in the form annexed hereto as Schedule 1.7(c).

     SECTION 8.5  Consents. All approvals, authorizations and consents required
                  --------
to be obtained shall have been obtained, including, without limitation, (i) the consent of the New York Department of Environmental Conservation to the change in control of the Companies, (ii) the consent of the Federal Trade Commission and U.S. Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the consent of the monitor appointed by the U.S. Department of Justice to oversee the Companies; (iv) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Sellers; and (v) the consent of the Federal District Court for the Southern District of New York.. Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to Sellers and their counsel, of the granting of such approvals, authorizations and consents.

     SECTION 8.6    Employment Agreements.  At Closing, Eastern shall deliver an
                    ---------------------
executed agreement to employ Frank E. Celli, at a salary of $200,000 a year under the form of employment agreement attached as Schedule 8.7. The term of the Employment Agreement will be three years and Frank E. Celli will be granted 10,000 stock options to vest over the term of the Employment Agreement.

                                   ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     SECTION 9.1  Indemnification by Sellers.  Each Seller,  jointly and
                  --------------------------
severally, agrees that he will indemnify, defend, protect and hold harmless Eastern and its officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to such Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the date of this Agreement, from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of a Seller made in this Agreement and to be performed by Seller before the Closing Date; provided, however, that such nonfulfillment or nonperformance is
              --------  -------
within the control of such Seller; (c) violation of the requirements of any governmental authority relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of the Companies arising or accrued prior to the Closing Date; (d) any violation of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a),
(b), (c) or (d) of this Section 9.1 of this Agreement has occurred.

     SECTION 9.2  Indemnification by Eastern.  Eastern agrees that it will
                  --------------------------
indemnify, defend, protect and hold harmless Sellers and their agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Eastern set forth in this Agreement or in the Schedule attached to this Agreement or in the Collateral Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Eastern made in this Agreement and to be performed by Eastern before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this
Section 9.2 has occurred.

     SECTION 9.3  Procedure for Indemnification with Respect to Third Party
                  ---------------------------------------------------------
Claims.
------

     (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

     (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within ten days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety of any adverse consequences (which will include, without limitation, all losses, claims, liens, and reasonable attorneys' fees and related expenses) the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and
(iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

     (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

     SECTION 9.4  Procedure for Non-Third Party Claims.  If Eastern or any
                  ------------------------------------
Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a written demand for indemnification ("Indemnification Demand"). The Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or
Section 9.2, as applicable; (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party stating the objections and the grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

     SECTION 9.5  Survival of Claim.  All of the respective representations,
                  -----------------
warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in
Section 3.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Companies by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until eighteen months from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a notice of a claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

     SECTION 9.6  Limitation of Liability.  The Parties agree that they shall
                  -----------------------
not bring a claim for indemnification under this Article IX unless and until all claims a party has exceed $400,000, and that the first $400,000 of damages are not recoverable. Notwithstanding anything else contained herein to the contrary, the obligations of the Sellers pursuant to the indemnification contained in Section 9.1 shall be limited to $48,647,485.50.

     SECTION 9.7  Prompt Payment.  In the event that any party is required to
                  --------------
make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. However, if a claim falls within the one year lock-up period of two-thirds of the EESI Stock, if Sellers do not have available funds sufficient to pay the claim, Sellers may pay the claim within sixty days after the lock-up period expires. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

                                   ARTICLE X
                                OTHER PROVISIONS
                                ----------------

     SECTION 10.1  Nondisclosure by Sellers.  Sellers recognize and acknowledge
                   ------------------------
that they have in the past, currently have, and in the future will have certain confidential information of Eastern such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Eastern. Sellers agree that for a period of ten (10) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Eastern, unless (i) such information becomes known to the public generally through no fault of any Seller, (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Eastern shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Eastern from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.2  Nondisclosure by Eastern.  Eastern recognizes and
                   ------------------------
acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of the Companies, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Companies. Eastern agrees that it will not utilize such information in the business or operation of Eastern or any of its affiliates or disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, unless (i) such information becomes known to the public generally through no fault of Eastern or any of its affiliates, (ii) Eastern is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Eastern of the provisions of this Section, Sellers shall be entitled to an injunction restraining Eastern from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Sellers from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

     SECTION 10.3  Assignment; Binding Effect; Amendment.  This Agreement and
                   -------------------------------------
the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Eastern) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of Eastern. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

     SECTION 10.4  Entire Agreement.  This Agreement, is the final, complete and
                   ----------------
exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

     SECTION 10.5  Counterparts.  This Agreement may be executed simultaneously
                   ------------
in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This Agreement may be executed by facsimile signatures.

     SECTION 10.6  Notices.  All notices or other communications required or
                   -------
permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid, registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

     (a)  If to Eastern, addressed to it at:


               President
               1000 Crawford Place, Suite 400
               Mount Laurel, New Jersey 08054

               with a copy to:

               Robert M. Kramer, Esq.
               Robert M. Kramer & Associates, P.C.
               1150 First Avenue, Suite 900
               King of Prussia, Pennsylvania 19406

     (b)  If to Sellers, addressed to them at:

               Frank E.  Celli
               P.O. Box 591
               Goshen, NY 10924

               with a copy to:

               Mario M. Kranjac, Esq.
               Schnader Harrison Segal & Lewis, LLP
               330 Madison Avenue
               New York, New York 10017

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

     SECTION 10.7  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     SECTION 10.8  No Waiver.  No delay of or omission in the exercise of any
                   ---------
right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

     SECTION 10.9  Time of the Essence.  Time is of the essence of this
                   -------------------
Agreement.

     SECTION 10.10  Captions.  The headings of this Agreement are inserted for
                    --------
convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 10.11  Severability.  In case any provision of this Agreement shall
                    ------------
be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 10.12  Construction.  The parties have participated jointly in the
                    ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means included, without limitation.

     SECTION 10.13  Extension or Waiver of Performance.  Either Sellers or
                    -----------------------------------
Eastern may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Sellers and Eastern.

     SECTION 10.14  Liabilities of Third Parties.  Nothing in this Agreement,
                    ----------------------------
whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

     SECTION 10.15  Publicity. Prior to Closing, except as may be required by
                    ---------
law, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

     SECTION 10.16  Arbitration.
                    -----------

          (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in New York, New York, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

          (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

          (d) The award pursuant to such arbitration will be final, binding and conclusive.

          (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.


                    [Remainder of page intentionally blank.]







     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                         EASTERN ENVIRONMENTAL SERVICES, INC.

                         BY:      /S/ ROBERT M. KRAMER
                            ---------------------------------
                              ROBERT M. KRAMER
                              EXECUTIVE VICE PRESIDENT

                         SELLERS:

   /S/  KITELLEN MILO                       /S/ JOSEPH MILO
--------------------------------          ------------------------------------
KITELLEN MILO                             JOSEPH MILO

   /S/ FRANK E. CELLI
--------------------------------
FRANK J. CELLI, JR.
BY:  FRANK E. CELLI
HIS:  ATTORNEY-IN-FACT